Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

DECLARES QUARTERLY CASH DIVIDEND

NAPLES, FLORIDA (February 1, 2005) Health Management Associates, Inc. (NYSE: HMA) announced today that its Board of Directors has declared a quarterly cash dividend of $0.04 per share on HMA’s common stock, payable on March 7, 2005, to stockholders of record at the close of business on February 11, 2005.

HMA is the premier operator of non-urban general acute care hospitals in communities situated throughout the United States. HMA has generated 16 years of uninterrupted operating earnings growth, and upon completing the previously announced transaction to acquire the 312-bed Bon Secours Venice Hospital, the 212-bed Bon Secours St. Joseph’s Hospital, and the 133-bed Bon Secours St. Mary’s Hospital, will operate 56 hospitals in 16 states with approximately 8,203 licensed beds.

All references to “HMA” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

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